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                                                                   EXHIBIT 10(L)

                         FIRST CHICAGO NBD CORPORATION              DRAFT
                         -----------------------------              3-20-97
                  PERSONAL PENSION ACCOUNT  SUPPLEMENTAL PLAN
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              (As Amended and Restated Effective January 1, 1997)
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                         FIRST CHICAGO NBD CORPORATION                  DRAFT
                         -----------------------------                  3-20-97
                  PERSONAL PENSION ACCOUNT SUPPLEMENTAL  PLAN
                  -------------------------------------------
                          (Effective January 1, 1997)
                          ---------------------------

          1.      Purpose.  The purpose of the First Chicago NBD Corporation
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Personal Pension Account Supplemental Plan (the "Supplemental Plan") is to
provide supplemental benefits to those participants in First Chicago NBD Corporation Personal Pension Account Plan, including any supplements thereto, (the "PPAP") whose benefits are reduced because of Sections 401(a)(4), 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended (the "Code") (or any comparable section or sections of any future legislation that amend, supplement or supersede said Sections 401(a)(4), 401(a)(17) or 415).

The Supplemental Plan as set forth herein is an amendment, restatement and continuation, effective January 1, 1997, of the Pension Restoration /Supplemental Plan for Certain Officers of NBD Bancorp, Inc. and The First National Bank of Chicago Supplemental Pension Plan as they were both constituted on December 31, 1996. The rights and benefits of any participant terminating employment prior to January 1, 1997 shall be governed by the plan as in effect on the date of the participant's employment termination.

          2.      Definitions.  Unless the context clearly implies or indicates
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the contrary, a word, term or phrase used or defined in the PPAP is similarly used or defined in the Supplemental Plan.

          3.      Eligibility.  Each individual who, on or after the effective
                  -----------
date, is a participant in the PPAP shall be eligible for a benefit hereunder if
(a) such individual's employment terminates after completing five years of vesting service under the PPAP or (b) a Change of Control shall have occurred.

          4.      Supplemental Retirement Benefit.  Each participant hereunder
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shall be entitled to a supplemental benefit in the amount, if any, determined in accordance with the following:

                  (a) First, there shall be determined the maximum annual pension benefit to which the participant would have been entitled under the PPAP, as amended and in effect on his employment termination date or date there is a Change of Control but disregarding any limitations on compensation or benefits that are set forth in the PPAP as of that date pursuant to Sections 401(a)(17) or 415 of the Code;

                  (b)    Then, there shall be determined the maximum annual
                         ----
                         pension benefit to which the participant is entitled under the PPAP, as amended and in effect as of his employment termination date or date there is a Change of Control,
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                         without disregarding any limitations on compensation or
                         benefits that are set forth in the PPAP as of that date pursuant to Sections 401(a)(17) or 415 of the Code; and

                  (c)    Finally, the excess, if any, of (a) above over (b)
                         -------
                         above shall be the amount of the supplemental benefit payable under the Supplemental Plan.



          5.      Payment of Supplemental Plan Benefits.  Except as provided
                  -------------------------------------
below, payment of a supplemental benefit shall be made in one lump sum payment as soon as practicable following the earlier of (a) a participant's termination of employment, or (b) a Change of Control. The lump sum payment shall be the actuarial equivalent (determined in the same manner as a lump sum under the PPAP) of the supplemental benefit to which the participant is entitled under paragraph 4. In the event a supplemental benefit becomes later payable to such participant upon his subsequent termination of employment, the supplemental benefit then payable shall not include, as actuarially determined, any plan lump sum payment or other benefit payment previously paid. Notwithstanding the foregoing, a participant, by making a written election at least one year prior to the participant's termination of employment in accordance with rules established by the Retirement Committee, may have his supplemental benefit paid in any of the optional forms offered under the PPAP, in a period certain (monthly 5, 10 or 15 years) form of payment or, in the case of a participant having attained age 55 with 15 years of service at the time of termination of employment, deferred under the First Chicago NBD Corporation Deferred Compensation Plan.

          6.      Survivor's Benefits.  A  benefit will be paid (a) in a lump
                  -------------------
sum to a participant's Designated Beneficiary, in the case of the death of a participant prior to his retirement or termination of employment, provided that such participant would have been entitled to a benefit under paragraph 4 above if he had actually retired or terminated employment on the date of his death, or
(b) to a participant's Designated Beneficiary pursuant to any distribution election on file with the Retirement Committee, in the case of the death, after retirement or termination of employment, of a participant whose supplemental benefit was not paid or begun to be paid under paragraph 5 next above. The benefit will be paid in an amount or actuarial equivalent amount equal to the difference between:

                  (x) The amount of benefit to which such Designated Beneficiary, spouse or child would have been entitled under the PPAP, as amended and in effect on the date of the participant's death but disregarding any limitations on compensation or benefits that are set forth in the PPAP as of that date pursuant to Sections 401(a)(17) or 415 of the Code; and

                  (y) The amount of benefit to which such spouse or child is entitled under the PPAP, as amended and in effect on the
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                         date of the participant's death, without disregarding
                         any limitations on compensation or benefits that are set forth in the PPAP as of that date pursuant to Sections 401(a)(17) or 415 of the Code.

          7.      Administration.  The Supplemental Plan shall be administered
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by the Retirement Committee and its decision on any matter involving the interpretation of the Supplemental Plan shall be binding on everyone; provided, however, that a Retirement Committee member may not take any action with respect to any benefits payable to him under the Supplemental Plan unless he could take such action even if he were not a Retirement Committee member. Any matters relating to the Retirement Committee including its powers shall be the determined and/or defined in accordance with section 10 of the PPAP.

          8.      Prohibition of Alienation.  Except as to debts owing to the
                  -------------------------
Corporation or any of its subsidiaries, or payments required under a qualified domestic relations order, as defined in Section 414(p) of the Code, benefits under the Supplemental Plan may not be anticipated, alienated, assigned or encumbered and any attempt to do so shall be void.

          9.      Records.  All records held by the Corporation's Human
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Resources Department with respect to any employee shall be binding upon everyone for purposes of the Supplemental Plan.

          10.     Amendment and Termination.  The Corporation, acting through
                  -------------------------
the Organization, Compensation and Nominating Committee of its Board of Directors or by anyone authorized by the Board of Directors, may amend the Supplemental Plan from time to time and may terminate it at any time; provided, however, that, except as may otherwise be required by law, no such amendment or termination shall be permitted upon or following a Change of Control so long as the PPAP continues without termination and, provided, further, upon and following any termination of the PPAP, no such amendment to or termination of the Supplemental Plan shall reduce the benefits to which a participant (or his beneficiary) is entitled under the Supplemental Plan as of the date of such amendment or termination.

          11.     Financing of Supplemental Plan Benefits.  Any benefits payable
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to a participant under the Supplemental Plan shall be financed from the general assets of his employer, and no participant, or group of participants, shall acquire any claim upon any specific asset of an employer solely by reason of his being a participant in the Supplemental Plan. This paragraph shall not prohibit the Bank from transferring assets to a grantor trust for the purpose of providing benefits hereunder.

          12.     Controlling Laws.  To the extent not superseded by Federal
                  ----------------
law, the laws of Illinois (except its laws of conflict) shall be controlling in all matters relating to the Supplemental Plan.

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

                                SUPPLEMENT A TO
                       THE FIRST CHICAGO NBD CORPORATION
                  SUPPLEMENTAL PERSONAL PENSION ACCOUNT PLAN

    FORMER FIRST CHICAGO CORPORATION EXECUTIVE RETIREMENT PLAN PARTICIPANTS
    -----------------------------------------------------------------------

                           Effective January 1, 1997

          1.      Purpose.  Effective January 1, 1997, the purpose of this
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Supplement A to the First Chicago Corporation Supplemental Personal Pension
Account Plan ("Supplemental Plan") is to permit employees of First Chicago NBD Corporation and its subsidiaries who (i) were participants in the First Chicago Corporation Pension Plan ("FCC Pension Plan"), (ii) had attained "Rule of 65" under the FCC Pension Plan on or before December 31, 1996 and (iii) had accrued a benefit under the First Chicago Corporation Executive Retirement Plan ("Executive Plan") to receive additional retirement benefits based upon compensation which is not considered in calculating such participants' benefits under Supplement A to the First Chicago NBD Corporation Personal Pension Account Plan ("PPAP").

          2.      Definitions.  Unless the context clearly implies or indicates
                  -----------
the contrary, a word, term or phrase used or defined in the PPAP is similarly used or defined in this Supplement.

          3.      Eligibility.  Effective January 1, 1997, only employees of
                  -----------
First Chicago NBD Corporation and its subsidiaries who (1) had attained Rule of 65 under the FCC Pension Plan as of December 31, 1996 and (2) had otherwise accrued a benefit under the Executive Plan as of December 31, 1996 shall be eligible for a benefit hereunder.

          4.      Executive Plan Retirement Benefit.  Each participant hereunder
                  ---------------------------------
shall be entitled to a benefit in the amount, if any, determined in accordance with the following:

                  (a) A participant's Covered Compensation under this Supplement shall be determined as follows: First, the "Covered Bonus" amount for each year shall be determined by limiting the participant's annual management bonus amount awarded for a given year, or other cash incentive award designated by the Organization, Compensation and Nominating Committee, to an amount not greater than 50% of the participant's highest salary for that same year. Next, the five highest such Covered Bonus amounts shall be averaged. If the participant has fewer than five years in which he has a Covered Bonus amount, then the Covered Bonus amounts from such lesser number of years shall be averaged based on the actual number of Covered Bonuses. A participant's Covered Compensation under this Supplement shall be the average of the Covered Bonus amounts so determined.

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                  (b)    The participant's benefit under this Supplement shall
be the annual amount of benefit determined by multiplying the participant's vested accrued pension percentage under Supplement A to the PPAP by the Covered Compensation under Paragraph 4(a) above.

                  (c) A participant's benefit under this Supplement shall only be paid to the participant if the benefit when combined with the benefits accrued under Supplement A to the PPAP and under the Supplemental PPAP (as it applies to any benefit limited under Supplement A to the PPAP by Sections 401(a)(17) or 415 of the Code) exceed the participant's accrued benefit computed under the pay-based credits formula under Article 4 of the PPAP and the Supplemental PPAP (as it applies to any benefit computed under the pay-based credits formula which is limited by Sections 401(a)(17) or 415 of the Code). The benefits payable under this Supplement when combined with the benefit accrued under Supplement A to the PPAP and the Supplemental PPAP may only be paid in lieu of, and not in addition to, any other benefit accrued under the PPAP and attributable to the pay- based credit formula.

          5.      Payment of Executive Plan Benefits.  Payment of a benefit
                  ----------------------------------
hereunder shall be made in any of the forms of benefit available under the Supplemental Plan and according to the procedures set out in the Supplemental Plan. A participant may elect to receive his payment hereunder in a form different from the form of benefit, if any, elected under the Supplemental Plan.

          6.      Survivor's Benefits.   A  benefit will be paid (a)  in a lump
                  -------------------
sum to a participant's Designated Beneficiary, in the case of the death of a participant prior to his retirement or termination of employment provided that such participant would have been entitled to a benefit under paragraph 4 above if he had actually retired or terminated employment on the date of his death, or
(b) to a participant's Designated Beneficiary pursuant to any distribution election on file with the Retirement Committee, in the case of the death, after retirement or termination of employment, of a participant whose supplemental benefit was not paid or begun to be paid under paragraph 5 next above.

          7.      Pre-1997 Benefit of Non-Rule of 65 Participant.   The benefit
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accrued under the Executive Plan as of December 31, 1996 by any participant who had not attained Rule of 65 as of December 31, 1996 is frozen and the lump sum value of such participant's accrued benefit as of December 31, 1996 shall be credited to such participant's opening account balance under the Supplemental PPAP.

          8.      Prohibition of Alienation.  Except as to debts owing to First
                  -------------------------
Chicago NBD Corporation or its subsidiaries, benefits under this Supplement may not be anticipated, alienated, assigned or encumbered and any attempt to do so shall be void.

          9.      Benefits Intended for Select Group of Management or Highly
                  ----------------------------------------------------------
Compensated Employees.  Benefits under this Supplement are intended to be
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maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and shall be interpreted and administered accordingly.

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